EXHIBIT 2.2

ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this “Agreement”) is dated as of the 23rd day of May, 2004, by and among Tango Acquisition, Inc., a Delaware corporation (“Buyer”) and Jillian’s Management Company, Inc., a Delaware corporation, River Vending, Inc., a Delaware corporation, Jillian’s America Live of Minneapolis, Inc., a Delaware corporation, Jillian’s of Minneapolis, MN, Inc., a Delaware corporation, Jillian’s of Franklin, PA, Inc., a Delaware corporation, Jillian’s of Concord, NC, Inc., a Delaware corporation, Jillian’s of Farmingdale, NY, Inc., a Delaware corporation, Jillian’s of Nashville, TN, Inc., a Delaware corporation, Jillian’s of Westbury, NY, Inc., a Delaware corporation, Jillian’s of Houston, TX, Inc., a Delaware corporation, Jillian’s of Arundel, MD, Inc., a Delaware corporation, Jillian’s of Scottsdale, AZ, Inc., a Delaware corporation, Jillian’s of Katy, TX, Inc., a Delaware corporation, and Jillian’s of Gwinnett, GA, Inc., a Delaware corporation (“Sellers”, and any individually, “Seller”) and Union Bank of California, N.A. (“Escrow Agent”).

     WHEREAS, the Buyer and Sellers (collectively, the “Interested Parties”, and any individually, the “Interested Party”) are parties to that certain Asset Purchase Agreement dated as of May 23, 2004 (the “Purchase Agreement”), pursuant to which an earnest money deposit (the “Deposit”) in the amount of one million and three hundred seventy-nine thousand United States dollars (U.S. $1,379,000.00) shall be paid by Buyer on the date of the execution of the Purchase Agreement and placed into escrow pursuant to the terms of this Agreement;

     WHEREAS, pursuant to Section 5(g) of the Purchase Agreement, if, as of the date of Closing, no Alternative Arrangement can be implemented without adverse impact on Buyer or Sellers, then at the Closing, the amount of the Purchase Price attributable to such Failed Site(s) (as set forth on Schedule 5(g) to the Purchase Agreement) will be set aside from the Purchase Price and paid by Buyer to the Escrow Agent and such amount shall be referred to herein as the “Escrow Deposit”; and

     WHEREAS, the Interested Parties wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the amounts deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement.

     Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

     NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. Deposit.

     (a) On the date of the execution of the Purchase Agreement, the Deposit shall be paid by Buyer into an account established with the Escrow Agent (the “Escrow Account”).

     (b) The Deposit shall be applied towards the Purchase Price or otherwise retained by Sellers or returned to Buyer, as the case may be, in accordance with and pursuant to the terms set forth in this Agreement.

     (c) On the Closing Date, to the extent applicable, pursuant to Section 5(g) of the Purchase Agreement, the Escrow Deposit shall be withheld from the Purchase Price and be paid by Buyer into the Escrow Account.

     (d) The Escrow Deposit shall be applied towards the Purchase Price or otherwise retained by Sellers or returned to Buyer, as the case may be, in accordance with and pursuant to the terms of this Agreement.

     (e) The Deposit and the Escrow Deposit together with any interest, investment income or other proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 3 below, collectively, shall be known as the “Escrow Property”, and the Escrow Agent agrees to hold such Escrow Property in the Escrow Account, and to administer the Escrow Property in accordance with and pursuant to the terms of this Agreement.

2. Claims and Payments; Release from Escrow.

     (a) (1) In the event Buyer or Sellers terminate the Purchase Agreement pursuant to Section 9 of the Purchase Agreement (other than a termination pursuant to Section 9(a)(v)(A) or Section 7(b) of the Purchase Agreement) or (2) if the Closing as to any Failed Site does not occur prior to the Outside Closing Date as a result of the failure to obtain any required consents of alcoholic beverage control and similar governmental authorities which is primarily attributable to Sellers operations of such Failed Site or the physical characteristics of such Failed Site (in each case, with the burden of proof on Buyer), Buyer shall deliver a claim notice (a “Buyer Claim Notice”) to Sellers and the Escrow Agent for the release of the applicable portion of the Deposit or the Escrow Deposit (along with the related Escrow Property), as the case may be, to Buyer. Such Buyer Claim Notice shall generally either (i) describe the basis for the termination of the Purchase Agreement pursuant to Section 9 of the Purchase Agreement or (ii) describe the basis for the failure to obtain any required consents of alcoholic beverage control and similar governmental authorities which is primarily attributable to Sellers operations of such Failed Site or the physical characteristics of such Failed Site . If Sellers dispute the validity of a Buyer Claim Notice, Sellers shall give written notice of such dispute to Buyer, with a copy to the Escrow Agent, within three (3) business days after the delivery of the Buyer Claim Notice by Buyer to Sellers. If Sellers fail to respond as set forth in the immediately preceding sentence to such Buyer Claim Notice within such three (3) business day period, or if Sellers notify the Escrow Agent that there is no dispute with respect to such Buyer Claim Notice, the Escrow Agent shall release the Deposit or the Escrow Deposit (along with the related Escrow Property), as the case may be, to Buyer within two (2) business days following the expiration of the three (3) business day period. To the extent that there is a dispute with the Buyer Claim Notice, such dispute and release of the Deposit or the Escrow Deposit, as the case may be, shall be resolved and settled in accordance with Section 2(c) below.

     (b) If (1) the Closing shall not have occurred on or before June 15, 2004, by reason of the failure of any condition precedent under Section 7(b) of the Purchase Agreement resulting primarily from the Buyer breaching any representation, warranty, or covenant contained in the Purchase Agreement or (2) the Closing as to any Failed Site does not occur prior to the Outside Closing Date for any reason (other than the reason set forth in Section 2(a)(2) above), Sellers shall deliver a claim notice (a “Seller Claim Notice”) to Buyer and the Escrow Agent for the release of the applicable portion of the Deposit or the Escrow Deposit (along with the related Escrow Property), as the case may be, to Sellers. Such Seller Claim Notice shall generally either (i) describe the basis for the termination of the Purchase Agreement pursuant to Section 9 of the Purchase Agreement or (ii) state that the Closing as to any Failed Site did not occur prior to the Outside Closing Date for any reason (other than the reason set forth in Section 2(a)(2) above). If Buyer disputes the validity of a Seller Claim Notice, Buyer shall give written notice of such dispute to Sellers, with a copy to the Escrow Agent, within three (3) business days after the delivery of such Seller Claim Notice by Sellers to Buyer. If Buyer fails to respond as set forth in the immediately preceding sentence to such Seller Claim Notice within such three (3) business day period, or if Buyer notifies the Escrow Agent that there is no dispute with respect to such Seller Claim Notice, the Escrow Agent shall release the Deposit or the Escrow Deposit (along with the related Escrow Property), as the case may be, to Sellers within two (2) business days following the expiration of the three (3) business day period. To the extent that there is a dispute with the Seller Claim Notice, such dispute and release of the Deposit or Escrow Deposit, as the case may be, shall be resolved and settled in accordance with Section 2(c) below.

     (c) To the extent there is a dispute with respect to a Buyer Claim Notice or Seller Claim Notice, the Interested Parties shall use their reasonable effort to resolve such dispute within ten (10) days after the delivery of the applicable Buyer Claim Notice or Seller Claim Notice, as the case may be. To the extent the Interested Parties are able to resolve any such dispute within the ten (10) day period, the Interested Parties shall thereafter deliver joint written instructions to the Escrow Agent requesting the release of the Deposit or the Escrow Deposit (along with the related Escrow Property), as the case may be, to Buyer or Sellers, as the case may be, and within two (2) business days following the receipt of such instructions, the Escrow Agent shall release the Deposit or the Escrow Deposit (along with the related Escrow Property), as the case may be, to Buyer or Sellers, as the case may be. If no such resolution can be reached after good faith negotiations during the ten (10) day period, such dispute shall be resolved in accordance with Section 10 of this Agreement. Upon any such resolution in accordance with Section 10 of this Agreement, the Interested Parties shall thereafter deliver joint written instructions to the Escrow Agent requesting the release of the Deposit or the Escrow Deposit, as the case may be, along with the Escrow Property to Buyer or Sellers, as the case may be, and within two (2) business days following the receipt of such instructions, the Escrow Agent shall release the Deposit or the Escrow Deposit (along with the related Escrow Property), as the case may be, to Buyer or Sellers, as the case may be, in accordance with such instructions.

     (d) Upon the Closing, the Interested Parties shall deliver joint written instructions to the Escrow Agent stating the occurrence of the Closing and requesting the release of the Deposit along with the related Escrow Property to Sellers. Within two (2) business days following the receipt of such instructions, the Escrow Agent shall release the Deposit (along with the related Escrow Property) to Sellers in accordance with such instructions.

     (e) Upon the Closing in respect of any applicable Failed Site, the Interested Parties shall deliver joint written instructions to the Escrow Agent stating the occurrence of the Closing and requesting the release of the Escrow Deposit along with the related Escrow Property to Sellers. Within two (2) business days following the receipt of such instructions, the Escrow Agent shall release the Escrow Deposit (along with the related Escrow Property) to Sellers in accordance with such instructions.

     (f) To the extent a dispute arises pursuant to Section 2 of this Agreement, the Interested Parties shall request, and the Escrow Agent shall provide, an estimate of the Escrow Agent’s fees and expenses in connection with such dispute. The Buyer, on the one hand, and the Sellers, on the other hand, shall each post fifty (50%) percent of such estimate with the Escrow Agent. Any unused portion of the estimate shall be reimbursed pro rata, to the Interested Parties. If additional fees and expenses arise in connection with such dispute, the Escrow Agent shall notify the Interested Parties, and the Interested Parties shall reimburse the Escrow Agent with the Buyer, on the one hand, and the Sellers, on the other hand, each being responsible for fifty (50%) of such additional fees and expenses.

3. Investment of Funds. The Escrow Agent shall, as soon as reasonably practical after it receives the Deposit or the Escrow Deposit (or any portion thereof), as the case may be, from Buyer, and from time to time during the term hereof, invest the Escrow Property, at the joint written direction of Sellers and Buyer in and limited to: bank money market accounts, bank short-term certificates of deposit, short-term United States Government securities, or other interest-bearing accounts and funds, provided that any such certificates of deposit and short-term securities shall have a maturity not more than 5 days after purchase. Absent its timely receipt of such specific written investment instruction from Sellers and Buyer, the Escrow Agent shall invest all of the Deposit and the Escrow Deposit in BlackRock Provident Cash Management Shares T-Fund and the parties acknowledge that the Escrow Agent may render administrative services and receive additional fees from the administrator or distributor of said fund. The Escrow Agent shall not be responsible for any loss suffered from any investment, including, without limitation, any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder, except any loss resulting from its gross negligence, willful misconduct or failure to invest the Escrow Property in accordance with the joint written direction of Sellers and Buyer provided pursuant to this Section 3. All earnings received from the investment of the Escrow Property shall be credited to, and shall become a part of, the Escrow Account (and any losses on such investments shall be debited to the Escrow Account).

4. Interest, Etc.

     (a) The Interested Parties hereto agree that (i) the Escrow Account established by this Agreement shall be treated for Federal income tax purposes as a trust, all of which is deemed to be owned by Sellers, under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986 (as amended from time to time, the “Code”), and (ii) Sellers shall report for Federal, state and local income tax purposes all income or other tax items derived from the investment of or otherwise with respect to the Escrow Property.

     (b) Upon disbursement of any portion of the Deposit or the Escrow Deposit, as the case may be, (i) to Buyer, the Escrow Agent shall disburse to Buyer any interest,

investment income or other proceeds earned with respect to the portion so disbursed and such payments shall be treated for tax purposes as an expense of Sellers and as income to Buyer, and (ii) to Sellers, the Escrow Agent shall disburse to Sellers any interest, investment income or other proceeds earned with respect to the portion so disbursed.

5. Certification of Taxpayer Identification Number and Withholding.

     (a) Each of the Interested Parties agrees to provide the Escrow Agent with (i) its certified tax identification number by signing and returning a Form W-9 to the Escrow Agent upon the execution and delivery of this Agreement. The Interested Parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Code may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property.

     (b) The Escrow Agent shall deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Buyer or Sellers such amounts as the Escrow Agent is required to deduct and withhold with respect to the making of such payment under any provision of Federal, state, local or foreign tax law.

6. Concerning the Escrow Agent.

     (a) Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements (other than this Agreement) referred to or described herein, including without limitation, the Purchase Agreement, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, and (iv) may consult counsel satisfactory to it, including in-house counsel, and the written opinion or advice of outside counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or advice of such outside counsel, except in the case of the Escrow Agent’s gross negligence or willful misconduct.

     (b) The Escrow Agent shall not be liable to anyone for any action taken or any omission by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage, and regardless of the form of action.

     (c) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal (on terms no less favorable than could be obtained on an arms length basis with a third party) with itself in its individual capacity or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

     (d) Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action as may be called for hereunder) sooner than two (2) business days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

     (e) Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof, including without limitation, all payments to the Escrow Agent pursuant to Section 8, shall be in U.S. dollars.

7. Compensation, Expense Reimbursement and Indemnification.

     (a) The Buyer, on the one hand, and the Sellers, on the other hand, jointly and severally agree (i) to pay or reimburse the Escrow Agent for its actual and reasonable outside counsel’s fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent’s normal compensation for its normal services as set forth on Schedule 1 attached hereto.

     (b) The Escrow Agent has provided an invoice for its normal services hereunder to the Interested Parties prior to the execution of this Agreement and, simultaneously with the execution of this Agreement, the Buyer, on the one hand, and Sellers, on the other hand, shall each respectively pay fifty (50%) percent of such Escrow Agent’s invoice.

     (c) The Buyer, on the one hand, and the Sellers, on the other hand, jointly and severally agree to reimburse the Escrow Agent on demand for all reasonable and customary costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and reasonable expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

     (d) The Buyer, on the one hand, and the Sellers, on the other hand, covenant and agree jointly and severally to indemnify the Escrow Agent and its directors, officers and employees, and to hold the Escrow Agent and its directors, officers and employees harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, reasonable attorney’s fees and other reasonable costs and expenses of outside counsel defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

     (e) Without altering or limiting the joint and several liability of the Buyer, on the one hand, and the Sellers, on the other hand, to the Escrow Agent hereunder, each of Buyer and Sellers agrees that they shall share one-half each, all amounts payable to the Escrow Agent pursuant to this Section 7.

8. Tax Indemnification. Each Interested Party agrees, severally and not jointly, (i) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding of taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement and (ii) except for any liability or obligation that results from the gross negligence or willful misconduct of the Escrow Agent, to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes (other than income taxes of the Escrow Agent), assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of, or the failure to withhold or deduct, the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses of outside counsel), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

9. Resignation.

     (a) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Interested Parties will issue to the Escrow Agent written instructions authorizing redelivery of the Escrow Property to a bank or trust company that they select as successor to the Escrow Agent hereunder. If, however, the Interested Parties shall fail to name such a successor escrow agent within twenty (20) days following the notice of resignation from the Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     (b) The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement.

10. APPLICABLE LAW AND JURISDICTION; DISPUTES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE BANKRUPTCY CODE AND TO THE EXTENT NOT INCONSISTENT WITH THE BANKRUPTCY CODE, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION. THE INTERESTED PARTIES FURTHER AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT, AND PURCHASER EXPRESSLY CONSENTS

TO AND AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION. THE PARTIES AGREE THAT NO COURT SHALL HAVE THE POWER TO AWARD CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS) UNLESS THE APPLICABLE COURT DETERMINES THAT THIS LIMITATION, UNDER THE CIRCUMSTANCES, VIOLATES PUBLIC POLICY.

11. Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but are not limited to (i) acts of God, riots, acts of war, epidemics, governmental regulations superimposed after the fact, terrorist acts, earthquakes or other natural disasters and (ii) to the extent a loss, liability, damage, cost and expense is not caused by the Escrow Agent’s gross negligence or willful misconduct, fire, communication line failures, computer viruses, power failures, terrorist attacks, strikes and lockouts.

12. Notices; Wiring Instructions.

     (a) Notice Addresses. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers:

Jillian’s, Inc.
4500 Bowling Boulevard, Suite 200
Louisville, KY 40207
Attention: Richard Walker
Facsimile: (502) 638-0635

Copy to:

Kirkland & Ellis LLP
777 South Figueroa Street
Los Angeles, CA 90017
Attention: Eva H. Davis
                    Charles C. Pak
Facsimile: (213) 680-8500

If to Buyer:

Dave & Buster’s, Inc.
2481 Manana Drive
Dallas, Texas 75220
Attention: General Counsel
Facsimile: 214-357-1536

Copy to:

Hallett & Perrin
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
Attention: Bruce H. Hallett
Facsimile: 214-922-4170

If to Escrow Agent:

Union Bank of California, N.A.
120 South San Pedro Street, Suite 400
Los Angeles, California 90012
Attention: Corporate Trust Department
Facsimile: (213) 972-5694

     (b) Wiring Instructions. Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 13(i) above):

If to Sellers:

Bank: Fleet Boston Financial Services
1 Fleet Way
Scranton, PA 18507
ABA #: 011 000 138
Account Name Jillian’s Entertainment Corp.
Account Number 940220-0532

If to Buyer:

Bank: Fleet Bank
Account Name: Dave & Buster’s
ABA #: 011000138
Account #: 942-773-7221

If to the Escrow Agent:

Bank: Union Bank of California, N.A.
ABA # 122000496
Acct: Trust Dept/TRUSDG
Ref: Jillian/Tango Escrow #67117246

13. Miscellaneous.

     (a) Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other parties, and such consent shall not be unreasonably withheld or delayed. Nothing contained herein, express or implied, is intended to confer on any Person other than the parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (b) Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

     (c) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (e) Termination of Escrow. This Agreement shall terminate upon the release by the Escrow Agent of all amounts contained in the Escrow Account in accordance with this Agreement.

     (f) Entire Agreement. This Agreement and the Purchase Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

     (g) Specific Performance. Sellers and Buyer acknowledge and agree that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. Therefore, Sellers and Buyer (a) hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and any requirement for the securing or posting of any bond in connection with any such remedy and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

     (h) No Third Party Beneficiaries. No provision of this Agreement shall be deemed to give any entity or person, except for the Interested Parties and their permitted assigns, the right to challenge any claim or request for the release of Escrow Property delivered pursuant to this Agreement.

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     IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed and delivered in its name and on its behalf as of the date first set forth above.

TANGO ACQUISITION, INC.
By:	/s/ Buster Corley
	Name:	Buster Corley
	Title:	CEO

JILLIAN’S MANAGEMENT COMPANY, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

RIVER VENDING, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S AMERICA LIVE OF MINNEAPOLIS, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF MINNEAPOLIS, MN, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

1

JILLIAN’S OF FRANKLIN, PA, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF CONCORD, NC, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF FARMINGDALE, NY, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF NASHVILLE, TN, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF WESTBURY, NY, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF HOUSTON, TX, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

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JILLIAN’S OF ARUNDEL, MD, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF SCOTTSDALE, AZ, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF KATY, TX, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

JILLIAN’S OF GWINNETT, GA, INC.
By:	/s/ Gregory S. Stevens
	Name:	Gregory S. Stevens
	Title:	CFO

ESCROW AGENT: UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Andrew R. Hall
	Name:	Andrew R. Hall
	Title:	Vice President

[ADDITIONAL SIGNATURE PAGE TO TANGO ESCROW AGREEMENT]